EXHIBIT 5(a)(ii)

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                   P.O. BOX 1401, HOUSTON, TEXAS 77251-1401

[American General Logo]                          [VAN KAMPEN AMERICAN CAPITAL]
                                                          GENERATIONS
                                                          ===========
                                                       Variable Annuity

                         VARIABLE ANNUITY APPLICATION

 INSTRUCTIONS: Please type or print in permanent black ink.

 1. ANNUITANT
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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 2. CONTINGENT ANNUITANT (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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 3.  OWNER (Complete only if different than Annuitant)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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     JOINT OWNER (optional)
     Name:    ______________________________________
     Address: ______________________________________
              ______________________________________
     Phone:   _____________ DOB:____________________
     Sex: [ ]M [ ]F   SS#:__________________________
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 4.  BENEFICIARY DESIGNATION (if more space is needed, use Section 11):

     PRIMARY (if more than one, indicate percentages)
     Name/Relationship

     CONTINGENT (if more than one, indicate percentages)

     Name/Relationship
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 5.  PAYMENT  INFORMATION
     Initial Purchase Payment (minimum $5,000) $________

     If [ ] 1035X  OR  [ ] Transfer, estimated amount $_________

    [ ] Non-Qualified
    [ ] Qualified: (check appropriate boxes in sections A and B)
         A. [ ]Rollover      [ ]Transfer
         B. [ ]Type of Plan: [ ]IRA  [ ]SEP-IRA  [ ]401(k)  [ ]401(a)
                             [ ]Other________
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 6. INVESTMENT  OPTIONS (Total allocation must equal 100%; no fractional percentages)
   [(80) Domestic Income         ____%  (85) Global Equity            ____% (90) International magnum  ____%
    (81) Emerging Growth         ____%  (86) Government               ____% (91) Mid Cap               ____%
    (82) Emerging Markets Equity ____%  (87) Growth                   ____% (92) Money Market          ____%
    (83) Enterprise              ____%  (88) Growth and Income        ____% (93) U.S. Real Estate      ____%
    (84) Fixed Income            ____%  (89) High Yield               ____% (94) Value                 ____%
    Other ______________________ ____%  Other________________________ ____% (121) 1 Year Fixed Account ____%]

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 7. AUTOMATIC REBALANCING ($25,000 minimum)

   [ ] Check here for Automatic Rebalancing of investments, based on contract anniversary, to the VARIABLE ALLOCATIONS ONLY indicated in section 6 or then in effect Frequency: [ ]Quarterly [ ]Semiannually [ ]Annually
 _____________________________________________________________________________

 8. DOLLAR COST AVERAGING
    Dollar cost average [ ] $_______ OR  [ ] _______%(whole % only)
    taken from the [ ]Money Market OR  [ ]1 Year Fixed Account      Frequency: [ ]Monthly  [ ]Quarterly
    [ ]Semiannually  [ ]Annually   Duration: [ ]12 months  [ ]24 months  [ ]36 months  [ ]48 months
    [ ]60 months to be allocated to the following fund(s) as indicated.  When furnishing the allocations below, you must only use EITHER dollars OR percentages throughout the request.
   [(80) Domestic Income         _____  (85) Global Equity            _____ (90) International magnum  _____
    (81) Emerging Growth         _____  (86) Government               _____ (91) Mid Cap               _____
    (82) Emerging Markets Equity _____  (87) Growth                   _____ (92) Money Market          _____
    (83) Enterprise              _____  (88) Growth and Income        _____ (93) U.S. Real Estate      _____
    (84) Fixed Income            _____  (89) High Yield               _____ (94) Value                 _____
    Other ______________________ _____  Other________________________ _____ (121) 1 Year Fixed Account _____]

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 9. TELEPHONE TRANSFER PRIVILEGE

     I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by: (INITIAL APPROPRIATE BOX(S) BELOW)

 [ ] Contract Owner(s)

 [ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

     AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my GENERATIONS contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

 [X] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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 10. REPLACEMENT Will the proposed contract replace any existing annuity or insurance contract? [X]NO [ ]Yes (If yes, list company name, plan, year of issue and complete appropriate replacement documents.)
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 11. SPECIAL INSTRUCTIONS
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 12. SIGNATURES

     All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown. We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
     We acknowledge receipt of the current prospectuses for the American General Life Insurance company Separate Account D, Van Kampen American Capital Life Investment Trust and Morgan Stanley Universal Funds, Inc. If this application is for an IRA or a Simplified Employee Pension, we acknowledge receipt of the Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses. Under penalty of perjury, the contract owner(s) certify: (1) that the Social Security (or taxpayer identification) number is correct as it appears in this application; (2) that they are not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code; and
     (3) that the information provided on this form is true, correct and complete.

     Signed at   Anytown                  TX              Date:    9-1-96
              ------------------------------------            ----------------
                 CITY                   STATE

          Signature
     ---------------------    ------------------------------------------------
     SIGNATURE OF ANNUITANT   SIGNATURE OF OWNER (if different than Annuitant)

     --------------------------------------------------
     SIGNATURE OF CONTINGENT ANNUITANT (if  applicable)

     ------------------------------------------------
     SIGNATURE  OF JOINT OWNER (if  applicable)
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 13. DEALER/LICENSED AGENT INFORMATION AND SIGNATURES

     Licensed Agent:  ________________________________________
                      PRINT NAME
                      ________________________________________
                      AGENT NUMBER/LOCATION
                      ________________________________________
                      PHONE
                      ________________________________________
                      STATE LICENSE NUMBER

     Will the proposed contract replace any existing annuity or insurance contract? [ ]NO [ ]YES
     The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

    Signature of Licensed Agent:______________________________________________

    Broker  Dealer:___________________________________________________________
                            PRINT NAME
    Branch  Office:___________________________________________________________
                        STREET ADDRESS           CITY         STATE      ZIP

 Signature of Licensed Principal of Broker Dealer:____________________________
 ____________________________________________________________________________
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